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                                                                   EXHIBIT 10.44


                     AMENDED AND RESTATED PURCHASE AGREEMENT

        THIS AMENDED AND RESTATED PURCHASE AGREEMENT ("AGREEMENT") is made as of February 23, 2000, between WESTERN DIGITAL CORPORATION, a Delaware corporation ("SELLER"), and MAYO FOUNDATION, a Minnesota nonprofit Corporation ("BUYER").

                                    RECITALS:

FIRST: Seller is the owner of real property located in the City of Rochester, Olmsted County, Minnesota legally described on the attached Exhibit A ("LAND", and the respective Lots described therein "LOT 1", "LOT 2" and "LOT 3"), together with (1) all buildings and improvements constructed or located on the Land ("BUILDING") and (2) all easements and rights benefiting or appurtenant to the Land (collectively the "REAL PROPERTY"); and

SECOND: Seller is the owner of other items of property situated in or pertaining to the Real Property as described in Section 1 hereafter (collectively the "PERSONAL PROPERTY"); and

THIRD: Seller and Buyer entered into a Purchase Agreement (the "OLD PURCHASE AGREEMENT") dated as of January 18, 2000 with respect to a portion of the Real Property, but have now agreed to make certain changes to the terms of such Purchase Agreement.

        In consideration of the mutual promises of the parties set forth in this Agreement, Seller and Buyer agree that the Old Purchase Agreement is hereby amended and restated to read as follows:

1. SALE OF PROPERTY. Seller agrees to sell to Buyer, and Buyer agrees to buy from Seller, the following property (collectively, "PROPERTY"):

        1.1 REAL PROPERTY. The Real Property, subject to the "Permitted Encumbrances" described on Exhibit B.

        1.2 PERSONAL PROPERTY. All of the personal property situated in or about the Real Property owned by Seller including any attached property or systems, such as the generator, or any components thereof which might be technically labeled as personal property except the items described in Exhibit ("PERSONAL PROPERTY").

        1.3 LEASES. Seller's interest as lessor in any lease affecting the Real Property ("LEASES").

        1.4 CONTRACTS, PERMITS, WARRANTIES, RECORDS, MISCELLANEOUS. Seller's interests in the following items all of which relate to the Property, to the extent transferable without the consent of any other party thereto (or to the extent that the necessary consents are obtained), and to the extent such items survive the Closing: all


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             service and maintenance contracts, equipment leases, parking area leases, design, construction and other contracts, land surveys related to the Property ("CONTRACTS"); all permits and licenses related to the Property ("PERMITS"); all warranties and guaranties relating to the Property ("WARRANTIES"); and the right to inspect and receive copies, from time to time, both before and after Closing, of all records, including management, leasing, real estate taxes, assessments, insurance, rents, construction, maintenance, repairs, blue prints, surveys, soil test results, and capital improvements and services related to the Property ("RECORDS"). Seller agrees to use commercially reasonable efforts to obtain any consents required to allow transfer of these interests.

2. PURCHASE PRICE AND MANNER OF PAYMENT. The total purchase price ("PURCHASE PRICE") to be paid for the Property shall be Thirty Million Four Hundred Eight Thousand Nine Hundred Seventeen and 67/100 Dollars ($30,408,917.67). The Purchase Price shall be payable as follows:

        2.1 Seven Hundred Fifty Thousand Dollars ($750,000.00) as earnest money ("EARNEST MONEY") which Earnest Money shall be held by Rochester Title and Escrow Company ("ESCROW AGENT

        2.2 The balance of the Purchase Price in cash or by wire transfer of funds on the Closing Date.

3. CONTINGENCIES.

        3.1 BUYER'S CONTINGENCIES. The obligations of Buyer under this Agreement are contingent upon each of the following:

             3.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement must be true now and on the Closing Date as if made on the Closing Date.

             3.1.2 TITLE. Title shall have been found acceptable, or been made acceptable, in accordance with the requirements and terms of
                   Section 6 below.

             3.1.3 ACCESS AND INSPECTION. Seller shall have allowed Buyer, and
                   Buyer's agents, access to the Real Property without charge and at all reasonable times for the purpose of Buyer's investigation, surveying, and testing the same. Seller shall make available to Buyer and Buyer's Agents without charge all Records related to the Property. Buyer shall have the right to interview employees of Seller who may have knowledge of such matters. Buyer shall pay all costs and expenses of such investigation and testing, shall restore the Real Property, and shall hold Seller and the Real Property harmless from all costs and liabilities relating to the Buyer's activities pursuant to Section 3.3. Buyer shall have been satisfied with the results of all tests and investigations of Lot 3 performed by it or on its behalf as of the Contingency Date.


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             3.1.4 ESTOPPEL CERTIFICATES. On or before the Contingency Date,
                   Buyer shall have received from all tenants under Leases or from Seller, estoppel certificates (the "ESTOPPELS"), which are reasonably acceptable to Buyer or a certificate from Seller certifying to the status of each Lease.

             3.1.5 DOCUMENT REVIEW. Buyer shall have determined, on or before the Contingency Date, that it is satisfied with its review and analysis of the Leases, Contracts, Permits, Warranties and Records.

             3.1.6 SELLER'S GOVERNMENTAL APPROVALS. Seller shall demonstrate to
                   Buyer's satisfaction that Seller has obtained, at its sole cost and expense on or before the Contingency Date, all final governmental approvals or reimbursement of any governmental assistance that may be due as a result of this sale of the Property to Buyer, including, but not limited to, any approval or payment resulting from any tax increment financing agreements that affect the Property (collectively, the "Governmental Approvals").

        3.2 SELLER'S CONTINGENCIES. The obligations of Seller under this Agreement are contingent upon each of the following:

             3.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement must be true now and on the Closing Date as if made on the Closing Date.

             3.2.2 SELLER'S GOVERNMENTAL APPROVALS. Seller shall have obtained the Governmental Approvals upon terms and conditions acceptable to Seller. Seller agrees to use commercially reasonable efforts to obtain the Governmental Approvals.

   All the Buyer's contingencies are specifically for the benefit of the Buyer and all Seller's contingencies are specifically for the benefit of the Seller. Each party shall have the right to waive any contingency for its benefit. The "Contingency Date" shall be February 28, 2000. If any contingency has not been satisfied or waived on or before the Contingency Date, then this Agreement may be terminated by notice from the party benefited by the contingency to the other party, which notice shall be given on or before the Contingency Date. In the event a party fails to so terminate this Agreement on or before the Contingency Date, all contingencies shall be deemed to be satisfied or waived by such party. Upon termination, the Earnest Money, and any interest accrued thereon, shall be released to Buyer and upon return, neither party will have any further rights or obligations regarding this Agreement or the Property. Notwithstanding other provisions of this Section, the contingencies in Section 3.1.1 and 3.2.1 shall continue until the Closing Date.


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4. CLOSING. The closing of the purchase and sale contemplated by this Agreement
   (the "CLOSING") shall occur February 28, 2000 (the "CLOSING DATE"). The Closing shall take place at 11:00 a.m. local time at the office of Dorsey & Whitney LLP in Rochester, Minnesota. Seller agrees to deliver possession of the Property to Buyer on the Closing Date.

        4.1 SELLER'S CLOSING DOCUMENTS. On the Closing Date, Seller shall execute and deliver to Buyer the following (collectively, "SELLER'S CLOSING DOCUMENTS"), all in form and content reasonably satisfactory to Buyer:

             4.1.1 DEED. A Warranty Deed in recordable form conveying good and marketable title to the Real Property to Buyer, free and clear of all encumbrances, except as permitted in Section 6 below.

             4.1.2 SELLER'S AFFIDAVIT. A standard Seller's Affidavit acceptable in form to Escrow Agent and to Buyer.

             4.1.3 BILL OF SALE. A Warranty Bill of Sale in the form attached to the Old Purchase Agreement as Attachment A conveying any Personal Property to Buyer, free and clear of all encumbrances.

             4.1.4 ASSIGNMENT OF LEASES. An Assignment of Leases in the form attached to the Old Purchase Agreement as Attachment B assigning the Leases and any security deposits, prepaid rents or collections and guarantees regarding the Leases to Buyer, free and clear of all encumbrances.

             4.1.5 ASSIGNMENT OF CONTRACTS, PERMITS, AND WARRANTIES. An
                   Assignment of Contracts, Permits, Warranties and Miscellaneous Documents in the form attached to the Old Purchase Agreement as Attachment C conveying Seller's interest to Buyer together with the consent of all parties having a right to consent to such Assignment.

             4.1.6 SECURITY DEPOSITS AND PREPAID RENTS. Any security deposits and prepaid rents under the Leases, including valid transfers of any noncash securities or documents held for such purposes, together with notices to tenants and third parties of such transfers.

             4.1.7 ORIGINAL DOCUMENTS. Copies (original copies, if available) of the Leases, Contracts, Permits, and Warranties, plus, to the extent available, all plans and specifications for the Property in Seller's possession and to the extent requested copies of those Records requested by Buyer. Copies of all records required to be kept concerning the presence, location and quantity of asbestos containing materials and presumed asbestos containing materials in the Property.


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             4.1.8 FIRPTA AFFIDAVIT. A non-foreign affidavit in the form attached to the Old Purchase Agreement as Attachment D, properly executed, containing such information as is required by Internal Revenue Code Section 1445(b)(2) and its regulations.

             4.1.9 IRS FORM. A Designation Agreement designating the "reporting person" for purposes of completing Internal Revenue Form 1099 and, if applicable, Internal Revenue Form 8594.

             4.1.10 WELL CERTIFICATE. A Certificate signed by Seller warranting that there are no "Wells" on the Property within the meaning of Minn. Stat. Section 103I or if there are "Wells", a Well Certificate in the form required by law.

             4.1.11 STORAGE TANKS. If the Property contains or contained a storage tank, an affidavit with respect thereto, if required by Minn. Stat. Section 116.48.

             4.1.12 OTHER DOCUMENTS. All other documents reasonably determined by Buyer or Title to be necessary to transfer the Property to Buyer free and clear of all encumbrances other than the Permitted Encumbrances.

        4.2 BUYER'S CLOSING DOCUMENTS. On the Closing Date, Buyer will execute and deliver to Seller the following (collectively, "BUYER'S CLOSING DOCUMENTS"):

             4.2.1 PURCHASE PRICE. Funds representing the Purchase Price by wire transfer of U.S. Federal funds.

             4.2.2 IRS FORM. A Designation Agreement designating the "reporting person" for purposes of completing Internal Revenue Form 1099 and, if applicable, Internal Revenue Form 8594.

             4.2.3 ASSIGNMENT OF LEASES. An Assignment of Leases in the form attached to the Old Purchase Agreement as Attachment B by which Buyer accepts assignment of the Leases and assumes Seller's obligations thereunder.

             4.2.4 ASSIGNMENT OF CONTRACTS, PERMITS, AND WARRANTIES. An
                   Assignment of Contracts, Permits, Warranties and Miscellaneous Documents in the form attached to the Old Purchase Agreement as Attachment C by which Buyer accepts assignment of the Contracts, Permits, Warranties and Miscellaneous Documents and assumes Seller's obligations under those items which have been identified and provided to Buyer pursuant to Section 8.3.


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5. PRORATIONS. Seller and Buyer agree to the following pro-rations (made as of the Closing Date unless otherwise stated) and allocation of costs regarding this Agreement:

        5.1 TITLE INSURANCE AND CLOSING FEE. Seller will pay all costs of the Title Evidence (as defined below) and one-half of any closing fee or charge imposed by Title. Buyer will pay the Title Policy premiums and one-half of any closing fee or charge imposed by Title.

        5.2 DEED TAX. Seller shall pay all State Deed Tax payable in connection with this transaction.

        5.3 REAL ESTATE TAXES AND SPECIAL ASSESSMENTS. . Real estate taxes payable in 2000 shall be prorated as of the Closing Date. Seller shall pay all Real Estate Taxes payable in 1999 and all prior years. Buyer will assume all Real Estate Taxes due and payable in 2001 and thereafter. Seller shall pay all special assessments levied, pending or certified as of the Closing, including all future special assessments proposed with respect to public improvements which have been constructed or are being constructed as of the Closing Date and any portions of such assessments which have been certified to the 2000 payable taxes.

        5.4 RENTS. All rents and other charges under the Leases will be pro-rated as of the Closing Date. If at -------------- the Closing Date a tenant under any of the Leases is delinquent, then if Buyer received from such tenant amounts in excess of the payments due Buyer, Buyer will remit such excess amounts to Seller. Buyer will have no obligation to collect any payments and will only be obligated to make payment to Seller after Buyer is fully paid for all amounts due it. Seller shall deliver to Buyer all records regarding operating expenses and cash in the amount of any prepaid deposits. At the request of either Seller or Buyer within thirty
             (30) days after the amount of operating expenses and reimbursement from tenants is determined and verified the parties shall re-prorate those items based upon the facts as finally determined.

        5.5 OTHER COSTS. All other operating costs of the Property shall be allocated between Seller and Buyer as of 12:01 a.m. on the Closing Date.

6. TITLE EXAMINATION. Title Examination will be conducted as follows:

        6.1 SELLER'S TITLE EVIDENCE. Seller has furnished the following (collectively, "TITLE EVIDENCE") to Buyer: (a) an Abstract of Title to the Real Property certified to a current date to include all appropriate judgment and bankruptcy searches; (b) a commitment ("TITLE COMMITMENT") for an ALTA Owner's Policy of Title Insurance insuring title to the Real Property, in the amount of the Purchase Price, issued by Chicago Title Insurance Company ("TITLE"); (c) legible copies of all documents affecting the Real Property which are referred to in the Title Commitment; (d) a copy of all existing land surveys in Seller's possession related to the Property; (e) the Estoppels, and (f) a UCC search showing no UCC filings


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             regarding any of the Property. Buyer may also obtain such title endorsements and other evidence of title as it may elect, such as a survey, reports of liens for unpaid sales or withholding taxes on file against Seller or its predecessors in title (or against any trade name or business name used by Seller or its predecessors in title) which are on file in the office of the Minnesota Secretary of State or any applicable County Recorder, all of which shall be part of the Title Evidence. Buyer understands and agrees that Seller may elect to keep certain retainages under its construction contract and Buyer consent thereto so long as Title will insure Buyer against mechanics liens.

        6.2  OBJECTIONS TO TITLE. Buyer has accepted the Title Evidence.

7. OPERATION PRIOR TO CLOSING. During the period from the date of this Agreement to the Closing Date (the "EXECUTORY PERIOD"), Seller shall operate and maintain the Property in the ordinary course of business in accordance with prudent, reasonable business standards, including the maintenance of adequate liability insurance and insurance against loss by fire, windstorm and other hazards, casualties and contingencies, including vandalism and malicious mischief. Seller shall execute no contracts, leases or other agreements regarding the Property during the Executory Period that are not terminable on or before the Closing Date, without the prior written consent to Buyer, which consent may be withheld by Buyer at its sole discretion.

8. REPRESENTATIONS AND WARRANTIES BY SELLER. Seller represents and warrants to Buyer as follows:

        8.1 LEASES. Seller has delivered to Buyer a correct and complete copy of each Lease and all its amendments. The Leases are in full force and neither Seller, nor any tenant, is in default under the Leases. There are no other leases or possessory rights of others regarding the Real Property except for the Permitted Encumbrances.

        8.2 TITLE TO REAL PROPERTY. Seller owns the Real Property, free and clear of all encumbrances except the Permitted Encumbrances identified on Exhibit B attached hereto (the "Permitted Encumbrances").

        8.3 CONTRACTS. Seller has delivered to Buyer a correct and complete copy of each Contract, Lease, Permit, Warranty and any amendments which will survive the closing of the transaction contemplated in this Agreement.

        8.4 OPERATIONS. Seller has received no notice of actual or threatened cancellation or suspension of any utility services or certificate of occupancy for any portion of the Real Property. Seller has received no written notice of actual or threatened special assessments or reassessments of the Real Property. To Seller's best knowledge, during the period of Seller's ownership of the Property, Seller has used the Property in compliance with all governmental permits, statutes, and ordinances. All necessary permits have been obtained and are in full force and effect and no default exists thereunder.


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        8.5  ENVIRONMENTAL LAWS. To the best of Seller's knowledge, and except as identified in that certain Phase I Environmental Report ("Seller's Phase I") dated December 10, 1997, by Braun/Intertec, Project Number CMXX-97-0912, no toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products), and any hazardous substance as defined in any Environmental Law (as that term is defined below) (collectively, "Hazardous Substances") have been generated, treated, stored, transferred from, released or disposed of, or otherwise placed, deposited in or located on the Property in violation of any such Environmental Law, nor has any activity been undertaken on the Property that would cause or contribute to the Property becoming a treatment, storage or disposal facility within the meaning of any Environmental Law. The term "Environmental Law" shall mean any and all federal, state and local laws, statutes, codes, ordinances, regulations, rules, policies, consent decrees, judicial orders, administrative orders or other requirements relating to the environment or to human health or safety associated with the environment, all as amended or modified from time to time. To the best of Seller's knowledge, and except as identified in the Seller's Phase I, there has been no discharge, release or threatened release of Hazardous Substances or conditions in or on the Property that may support a claim or cause of action under any Environmental Law. The Property is not now, and to the best of the Seller's knowledge never has been, listed on any list of sites contaminated with Hazardous Substances, nor used as landfill, dump, disposal or storage site for Hazardous Substances. The phrase "to the best of Seller's knowledge" shall mean to the knowledge of Michael Zell and John Porcelli, Jr., the officers and employees of Seller primarily responsible for the acquisition and development of the Property

        8.6 SELLER'S DEFAULTS. Seller is not in default concerning any of its obligations or liabilities which are binding upon the Property or which would have a material adverse effect on the Buyer's use, occupancy or enjoyment of the Property after Closing.

        8.7 FIRPTA. Seller is not a "foreign person", "foreign partnership", "foreign trust" or "foreign estate", as those terms are defined in
             Section 1445 of the Internal Revenue Code.

        8.8 PROCEEDINGS. There is no action, litigation, investigation, condemnation or proceeding of any kind pending or to the best knowledge of Seller threatened against any portion of the Property or against Seller with respect to the Property.


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        8.9  CONDITION. The buildings, structures and improvements included within the Property are entirely within the boundary line of the Property. All heating and air conditioning, wiring and plumbing shall be in proper working order as of the Closing Date. Attached to the Old Purchase Agreement as Exhibit E is a copy of the "punch list" of uncompleted work on the Building. Seller will diligently pursue completion of those items not so excluded through the Closing Date. To the extent there remain any such items that are not completed on the Closing Date, Seller's representatives will work with Buyer's representatives in good faith to keep Buyer's representatives updated on the status of any such items, so that Buyer's representatives are in a position to follow-up with the contractors and to enforce contracts/warranties to cause completion after closing without additional expense to Buyer. Seller will keep and not assign to Buyer any and all retainages under its construction contract and shall hold Buyer harmless against any mechanics liens which may arise out of work on the Property ordered by Seller.

        8.10 WELLS. Except as disclosed on Exhibit D, the Seller certifies and warrants that the Seller does not know of any "Wells" on the described Property within the meaning of Minn. Stat. Section 103I. This representation is intended to satisfy the requirements of that statute.

        8.11 STORAGE TANKS. Except as disclosed on Exhibit D, to the best of Seller's knowledge, no above ground or underground tanks are located in or about the Property, or have been located under, in or about the Property and have subsequently been removed or filled. To the extent storage tanks exist on or under the Real Property, such storage tanks have been duly registered with all appropriate regulatory and governmental bodies, and otherwise are in compliance with applicable federal, state and local statutes, regulations, ordinances and other regulatory requirements.

        8.12 REPORTS. Seller has delivered to Buyer copies of all environmental reports, surveys, and studies relating to the Property which are in the possession of or are reasonably available to Seller.

        8.13 INDIVIDUAL SEWAGE TREATMENT SYSTEMS. Solely for purposes of satisfying the requirements on Minn. Stat. Section 115.55 Seller represents that except as disclosed on Exhibit D there is no "individual sewage treatment system" (within the meaning of that statute) on or serving the Property.

        8.14 AUTHORITY. The individual or individuals executing this Agreement have authority to do so and to legally bind Seller to perform this Agreement. Upon request, seller shall promptly deliver to Buyer a Certificate of Secretary evidencing such authority.

        8.15 RIGHTS OF OTHERS IN PROPERTY. Seller has not entered into any other contracts for the sale of the Property nor are there any rights of first refusal or options to purchase the Property or any other rights of others that will prevent the consummation of this Agreement.

        8.16 LEAD PAINT. The RIDER TO PURCHASE AGREEMENT (LEAD PAINT) attached to the Old Purchase Agreement is hereby incorporated into this purchase agreement.


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    The maximum obligation of Seller to Buyer for breach of any representations or warranties shall be limited to the Purchase Price of the Property and Seller shall be liable for such breach only if (a) such breach is discovered within 24 months from the Closing Date and (b) any legal action on such breach shall have been commenced within 36 months from the Closing Date. Consummation of this Agreement by Buyer with knowledge of any such breach by Seller will not constitute a waiver or release by Buyer, its successors and assigns, of any claims due to such breach. Seller will indemnify Buyer, its successors and assigns, against and will hold Buyer, its successors and assigns, harmless from, any expenses or damages, including reasonable attorneys' fees, that Buyer, its successors and assigns, incurs because of the breach of any of the above representations and warranties, whether such breach is discovered before or after Closing, but only if (a) such breach is discovered within 24 months from the Closing Date and (b) any legal action on such breach shall have been commenced within 36 months from the Closing Date.

9. CASUALTY; CONDEMNATION. If any of the Real Property or other improvements are partially damaged by fire or other casualty or if there is a notice of condemnation with respect to any such portion of the Real Property, Seller shall give immediate written notice thereof to Buyer. Buyer may terminate this Agreement upon delivery of written notice to Seller within ten (10) days following the receipt of such notice, in which case, Seller and Buyer shall have no further obligation or liabilities under this Agreement and the Earnest Money (and any interest thereon) shall be immediately returned to Buyer. In the event Buyer does not elect to so terminate this Agreement, the Purchase Price shall not be reduced, but the Buyer shall be entitled to all insurance proceeds and/or condemnation proceeds that the Seller is entitled to receive as a result of such destruction or condemnation and Seller shall not be obligated to restore the Real Property.

10. BROKER'S COMMISSION. Seller and Buyer represent to each other that they have dealt with no brokers, finders or the like in connection with this transaction, and agree to indemnify and hold each other harmless from all claims, damages, costs or expenses of or for any other such fees or commissions resulting from their respective actions or agreements regarding the execution or performance of this Agreement.

11. ASSIGNMENT. Either party may assign its rights under this Agreement with the prior written consent of the other party, before or after the Closing. Any such assignment will not relieve such assigning party of its obligations under this Agreement.

12. SURVIVAL; FURTHER ASSURANCES. All of the terms of this Agreement and warranties and representations herein contained shall survive and be enforceable after the Closing. Seller and Buyer each agree that they will, upon the request of the other party, take all reasonable actions in a prompt manner to provide reasonably necessary documents or assurances required by the requesting party to implement this Agreement or for assisting Buyer in the collection and reducing to possession of any or all of the assets or property which is the subject of this Agreement, at the sole cost of the requesting party.


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13. NOTICES. All notices and demands hereunder shall be in writing, and shall be deemed to have been properly given or served as of (a) the date of personal delivery with acknowledgment of receipt; (b) three (3) days after the same is deposited in the United States mail, prepaid, for delivery by registered or certified mail, return receipt requested; (c) the first business day after the date delivered to a reputable overnight courier service providing proof of delivery; or (d) on the day of facsimile transmission, if the sending machine prints out evidence of successful transmission and such transmission is made so that the recipient receives the facsimile prior to 5:00 p.m. local time of the recipient on a business day (and if not prior to 5:00 p.m. local time of the recipient on a business day, then service shall be deemed given on the next business day), with a copy mailed by regular mail no later than the next business day. The initial addresses of Landlord and Tenant are set forth below:

         If to Buyer:    Mayo Foundation
                         201 First Street SW
                         Rochester, MN 55905
                         Attn:  John Herrell--Vice President
                         Fax: (507) 284-5760

         With Copy to:   Mayo Foundation
                         201 First Street SW
                         Rochester, MN 55905
                         Attn: Legal Department--Jonathan J. Oviatt
                         Fax: (507) 284-0929


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

         If to Seller:   Western Digital Corporation
                         8105 Irvine Center
                         Irvine, CA  92618
                         Attn:  Matt Massengill, President
                         Fax: (949) 932-7837

         With Copy to:   Western Digital Corporation
                         8105 Irvine Center
                         Irvine, CA  92618
                         Attn:  Raymond Bukaty, VP Corporate Law
                         Fax: (949) 932-5633


    Such addresses may be changed at any time or from time to time or additional notice parties added, by notice as above provided.

14. MISCELLANEOUS. The Section and paragraph headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement. This written Agreement constitutes the complete agreement between the parties and supersedes any prior or contemporaneous oral or written agreements between the parties regarding the Property. There are no verbal agreements that change this Agreement, and no waiver of any of its terms will be effective unless in writing executed by the parties. This Agreement binds and benefits the parties and their successors and assigns. This Agreement has been made under the laws of the State of Minnesota, and such laws will control its interpretation. This Agreement may be signed in one or more counterparts, all of which, taken together, shall be deemed one original.

15. REMEDIES FOR NON-PERFORMANCE.

        15.1 SELLER'S REMEDIES. If the Buyer defaults in performing any of the Buyer's Closing obligations under the terms of this Agreement on the Closing Date for any reason other than Seller's default, Seller's sole remedy shall be to terminate this Agreement and to receive the Earnest Money (and any interest thereon) as liquidated damages or to enforce specific performance of this Agreement as Seller's exclusive remedies

        15.2 BUYER'S REMEDIES. If the Seller defaults in performing any of the Seller's Closing obligations under the terms of this Agreement on the Closing Date for any reason other than Buyer's default, Buyer shall be entitled to terminate this Agreement and to receive the Earnest Money (and any interest thereon) or to enforce specific performance of this Agreement as Buyer's exclusive remedies.


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

         Seller and Buyer have executed this Agreement as of the date first written above.

SELLER:                                  WESTERN DIGITAL CORPORATION
                                         a Delaware corporation

Date of Signature                        By
February ___, 2000                          ------------------------------------
                                         Its
                                             -----------------------------------


                                         By
                                            ------------------------------------
                                         Its
                                             -----------------------------------

                                         Tax I.D. Number: 95-2647125


BUYER:                                   MAYO FOUNDATION,
                                         a Minnesota nonprofit corporation

Date of Signature                        By
February ___, 2000                          ------------------------------------
                                         Its President

                                         And
                                         ---------------------------------------
                                         Its Assistant Secretary
                                         Tax I.D. Number: 41-1937751


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

                                    EXHIBIT A
                       LEGAL DESCRIPTION OF REAL PROPERTY

LOTS 1, 2, AND 3, BLOCK 1; WESTERN DIGITAL TECHNOLOGY PARK, ACCORDING TO THE RECORDED PLAT THEREOF, OLMSTED COUNTY, MINNESOTA.




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

                                    EXHIBIT B
                             PERMITTED ENCUMBRANCES


(1) Building and zoning laws, ordinances, and State and Federal regulations.

(2) Reservation of any mineral or mineral rights to the State of Minnesota.

(3) Real estate taxes as provided in Section 5.2(c).

(4) Special assessments levied or pending or certified after the Closing Date.

(5) Easements covenants, conditions, restrictions, reservation, and all other matters of record or which is disclosed by the ALTA survey of Lots 1 and 2 which was provided to Buyer or which would be disclosed by an ALTA survey of Lot 3.

(6) Interests of Alton and Louise Shefelbine in Lot 1, Block 1, Western Digital Technology Park under Lease dated May 1, 1998 referenced in that certain Memorandum of Lease dated May 1, 1998 and recorded on May 6, 1998 as Document No. 778665 in the Olmsted County Minnesota Recorder's office.

(7) Possible interest of tenant under any farming lease affecting Lot 3.



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

                                    EXHIBIT C
                          EXCESS AND OBSOLETE EQUIPMENT
                                       AT
                           WESTERN DIGITAL CORPORATION
                              4001 41ST STREET, NW
                               ROCHESTER, MN 55901

CLEANROOM-ASSOCIATED
Gowning racks
Gowning hooks
Ulpa Filters
Latex Gloves and wipes
Misc. Cleanroom garb and cleanroom supplies
Hangers

REMAINING GENERAL
Sensible Cooling Units (six)
Items of Equipment from Seller's other buildings that were relocated to the Property

DATA CENTER (DC211)
2 Cisco 6500's with Modules
- 2 Cisco MSM
- 2 Supervisor Engines with Gigabyte Ports
- 4 8 Port Gigabyte cards
- 2 48 Port 10/100 cards
4 PC's w/ monitors
1 Sun Station w/monitors
1 Compaq Prolaint 6500 w/monitors
1 Compaq Prolaint 800 w/monitors
1 Cisco Probe
1 Phone
1 Laptop

TELECOMMUNICATIONS CLOSET TC 124
2 Cisco 5513 with 2 power supplies
2 Supervisor modules with Gigabyte ports
20 10/100 24 port fast Ethernet cards

MAIN CROSS-CONNECT CLOSET MC 125
2 Cisco 5513 with 2 power supplies
2 Supervisor modules with Gigabyte ports
21 10/100 24 port fast Ethernet cards
1 Cisco 4500 Router
4 T-1 CSU/DSU's
1 Lucent EPN
1 Lucent PPN

TELECOMMUNICATIONS CLOSET TC 136
3 Cisco 5513 with 2 power supplies
3 Supervisor modules with Gigabyte ports
32 10/100 24 port fast Ethernet cards

TELECOMMUNICATIONS CLOSET TC 137
3 Cisco 5513 with 2 power supplies
3 Supervisor modules with Gigabyte ports
32 10/100 24 port fast Ethernet cards

                                    EXHIBIT D

WELL DISCLOSURE

        To the best of Seller's knowledge there is one domestic well located on Lot 1, Block 1, Western Digital Technology which is in use. Attached hereto is a map showing the approximate location of the well.

        This Disclosure is not a warranty of any kind by the Seller and is not a substitute for any inspections or warranties Buyer may wish to obtain.

        This Disclosure is given pursuant to Minn. Stat. Section 103I.235.

STORAGE TANK DISCLOSURE

        To the best of Seller's knowledge there is a 10,000 gallon diesel fuel underground storage tank located on Lot 2, Block 1, Western Digital Technology Park.

INDIVIDUAL WASTE TREATMENT SYSTEM DISCLOSURE

        To the best of Seller's knowledge there is private sewer system consisting of a septic tank with drain field located on Lot 1, Block 1, Western Digital Technology. The sewer system which is currently in use was installed in 1993. Attached hereto is a map showing the approximate location of the septic tank.

        This Disclosure is not a warranty of any kind by the Seller and is not a substitute for any inspections or warranties Buyer may wish to obtain.

        This Disclosure is given pursuant to Minn. Stat. Section 115.55.


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

                                    EXHIBIT E










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